SUB-ITEM 77Q1 (g):  Exhibits



AGREEMENT AND PLAN OF REORGANIZATION

       THIS AGREEMENT
AND PLAN OF REORGANIZATION
(the "Agreement") is made as
 of this 29th
day of January, 2009, by
and between FEDERATED INCOME
SECURITIES TRUST, a
Massachusetts Business
Trust, with its principal
place of business at 4000
Ericsson Drive, Warrendale,
PA 15086-7561 (the "Trust"), with
respect to its FEDERATED MUNI
 AND STOCK ADVANTAGE FUND
(the "Acquiring Fund"), a series
of the
Trust, and FEDERATED
INCOME SECURITIES TRUST,
with respect to its FEDERATED
STOCK AND
CALIFORNIA MUNI FUND,
a series of the Trust
("Acquired Fund" and, collectively
with the Acquiring Fund, the
"Funds").
       This Agreement is
intended to be, and is adopted
as, a plan of reorganization
within the meaning of Section
368 of the United States
Internal Revenue Code of
1986, as amended (the "Code")
 and the Treasury Regulations
promulgated thereunder.
The reorganization will
consist of:  (i) the
transfer of all of the
assets of the Acquired Fund
in exchange for Class A
Shares and Class C Shares,
 no par value per share,
of the Acquiring Fund
("Acquiring Fund
Shares"); (ii) the distribution
of Class A Shares of the
Acquiring Fund to the holders
of the Acquired Fund's Class A
Shares and the distribution of
 Class C Shares of the Acquiring
Fund to the holders of the Acquired
 Fund's Class C
Shares; and (iii) the liquidation of
the Acquired Fund as provided herein,
all upon the terms and conditions set
forth
in this Agreement (the "Reorganization").
       WHEREAS, the Acquiring Fund and
 the Acquired Fund are separate series
of the Trust, the Trust is an
open-end, registered management
investment company, and the Acquired
Fund owns securities that generally are
assets of the character in which
the Acquiring Fund is permitted to
invest;
       WHEREAS, the Acquiring Fund
and the Acquired Fund are authorized
to issue their shares of beneficial
interest;
       WHEREAS, the Trustees of the
Trust have determined that the
 Reorganization, with respect to the
Acquiring Fund, is in the best
interests of the Acquiring Fund
and that the interests of the
existing shareholders of
the Acquiring Fund will not be
diluted as a result of the
Reorganization;
       WHEREAS, the Trustees of
the Trust have determined that
the Reorganization, with respect
to the
Acquired Fund, is in the best
interests of the Acquired Fund
and that the interests of the
existing shareholders of the
Acquired Fund will not be diluted
as a result of the Reorganization;
       NOW, THEREFORE, in consideration
 of the premises and of the covenants
and agreements hereinafter set
forth, the parties hereto covenant
and agree as follows:
ARTICLE I

TRANSFER OF ASSETS OF THE ACQUIRED FUND
IN EXCHANGE FOR ACQUIRING FUND
SHARES AND LIQUIDATION OF THE ACQUIRED
FUND
       1.1	THE EXCHANGE.  Subject
to the terms and conditions contained
herein and on the basis of the
representations and warranties contained
herein, the Acquired Fund agrees to
transfer all of its assets, as set forth
 in
paragraph 1.2, to the Acquiring Fund.
 In exchange, the Acquiring Fund agrees:
  (i) to deliver to the Acquired Fund
the number of each class of full and
fractional Acquiring Fund Shares,
determined by (a) multiplying the
shares
outstanding of each class of shares
of the Acquired Fund ("Acquired Fund Shares")
 by (b) the ratio computed
by dividing (x) the net asset value per
 share of such class of  Acquired Fund
 Shares by (y) the net asset value per
share of the corresponding class of
Acquiring Fund Shares computed in
the manner and as of the time and date set
forth in paragraph 2.2.  Holders of
Class A Shares of the Acquired
Fund will receive Class A Shares of the
Acquiring Fund, and holders of
 Class C Shares of the Acquired
Fund will receive Class C Shares
of the Acquiring
Fund.  Such transactions shall
take place at the closing on the
Closing Date provided for in
paragraph 3.1.
       1.2	ASSETS TO BE
ACQUIRED.  The assets of the
Acquired Fund to be acquired by
the Acquiring
Fund shall consist of property
having a value equal to the total
 net assets of the Acquired Fund,
including, without
limitation, cash, securities,
commodities, interests in futures
and dividends or interest receivable,
owned by the
Acquired Fund. The assets acquired
by the Acquiring Fund shall not
include any deferred or prepaid
 expenses
shown as an asset on the books of
the Acquired Fund on the Closing Date,
 and shall be excluded from the Valuation
of Assets under paragraph 2.1 and the
corresponding calculation of net
asset value per share of each class of the
Acquired Fund Shares under this Agreement.
       The Acquired Fund has provided the
Acquiring Fund with its most recent
audited financial statements,
which contain a list of all of the
Acquired Fund's assets as of the date
of such statements.  The Acquired Fund
hereby represents that as of the date
of the execution of this Agreement,
there have been no changes in its financial
position as reflected in such financial
statements other than those occurring in
the ordinary course of business in
connection with the purchase and sale
of securities, the issuance and redemption
of Acquired Fund Shares and the
payment of normal operating expenses,
dividends and capital gains distributions.
       1.3	LIABILITIES TO BE DISCHARGED.
The Acquired Fund will discharge all of its
liabilities and
obligations prior to the Closing Date.
       1.4	LIQUIDATION AND DISTRIBUTION.
  On or as soon after the Closing Date as
is conveniently
practicable:  (a) the Acquired Fund will
distribute in complete liquidation of the
 Acquired Fund, pro rata to its
shareholders of record, determined as of
the close of business on the Closing Date
 (the "Acquired Fund
Shareholders"), all of the Acquiring Fund
Shares received by the Acquired Fund
pursuant to paragraph 1.1; and
(b) the Acquired Fund will thereupon
proceed to dissolve and terminate as
set forth in paragraph 1.8 below.  Such
distribution will be accomplished by
the transfer of Acquiring Fund Shares
credited to the account of the Acquired
Fund on the books of the Acquiring
Fund to open accounts on the share
records of the Acquiring Fund in the names
of the Acquired Fund Shareholders,
and representing the respective pro
rata numbers of Acquiring Fund Shares due
such shareholders.  All issued and
outstanding Acquired Fund Shares will
simultaneously be canceled on the books
of the Acquired Fund.  The Acquiring
Fund shall not issue certificates
representing Acquiring Fund Shares in
connection with such transfer.  After
the Closing Date, the Acquired Fund
shall not conduct any business except in
connection with its termination.
       1.5	OWNERSHIP OF SHARES.
 Ownership of Acquiring Fund Shares
will be shown on the books of
the Acquiring Fund's transfer agent.
 Acquiring Fund Shares will be
issued simultaneously to the
 Acquired Fund, in
an amount equal in value to the
aggregate net asset value of the
 Acquired Fund Shares, to be distributed
 to Acquired
Fund Shareholders.
       1.6	TRANSFER TAXES.
 Any transfer taxes payable upon
the issuance of Acquiring Fund Shares in
a name other than the registered
holder of the Acquired Fund Shares
on the books of the Acquired Fund as
of that
time shall, as a condition of such
issuance and transfer, be paid by
the person to whom such Acquiring Fund
Shares
are to be issued and transferred.
       1.7	REPORTING RESPONSIBILITY.
 Any reporting responsibility of the
Acquired Fund is and shall
remain the responsibility of the Acquired Fund.
       1.8	TERMINATION.  The
Acquired Fund shall be terminated promptly
 following the Closing Date
and the making of all distributions
pursuant to paragraph 1.4.
       1.9	BOOKS AND RECORDS.
All books and records of the Acquired Fund, including all books and records required to be maintained under the Investment Company Act of 1940
(the "1940 Act"), and the rules and
regulations thereunder, shall
be available to the Acquiring
Fund from and after the Closing
Date and shall be turned
over to the Acquiring Fund as
soon as practicable following the
Closing Date.
ARTICLE II

VALUATION
       2.1	VALUATION OF ASSETS.
 The value of the Acquired Fund's
assets to be acquired by the
Acquiring Fund hereunder shall be the
value of such assets at the closing
 on the Closing Date, using the valuation
procedures set forth in the Trust's
 Declaration of Trust and the
Acquiring Fund's then current prospectus and
statement of additional information
 or such other valuation procedures
as shall be mutually agreed upon by the
parties.
       2.2	VALUATION OF SHARES.
 The net asset value per share of
each class of Acquiring Fund
Shares shall be the net asset value
 per share of such class of Acquiring
 Fund Shares computed at the closing on the
Closing Date, using the valuation
procedures set forth in the Trust's
Declaration of Trust and the Acquiring Fund's
then current prospectus and statement
of additional information, or such other
 valuation procedures as shall be
mutually agreed upon by the parties.
       2.3	SHARES TO BE ISSUED.
The number of each class of the Acquiring
Fund Shares to be
issued (including fractional shares,
if any) in exchange for the Acquired
Fund's assets, shall be determined by (a)
multiplying the shares outstanding of
each class of Acquired Fund Shares by
(b) the ratio computed by (x)
dividing the net asset value per share
 of such class of Acquired Fund Shares
by (y) the net asset value per share
of the corresponding class of Acquiring
Fund Shares determined in accordance with
paragraph 2.2.
       2.4	DETERMINATION OF VALUE.
All computations of value shall be made
by State Street Bank
and Trust Company, on behalf of the
Acquiring Fund and the Acquired Fund.
ARTICLE III

CLOSING AND CLOSING DATE

       3.1	CLOSING DATE.
 The closing ("Closing") shall
occur on or after March 27, 2009,
or such other
date(s) as the parties may agree
to in writing (the "Closing Date").
 All acts taking place at the Closing shall be deemed to take place at 4:00 p.m.
Eastern Time on the Closing Date
 unless otherwise provided herein.
 The closing
shall be held at the offices of
 Federated Services Company, 1001
Liberty Avenue, Pittsburgh,
Pennsylvania 15222-
3779, or at such other time and/or
place as the parties may agree.

       3.2	CUSTODIAN'S CERTIFICATE.
State Street Bank and Trust Company, as
 custodian for the
Acquired Fund (the "Custodian"),
shall deliver at the Closing a
certificate of an authorized officer
stating that:
(a) the Acquired Fund's portfolio
securities, cash, and any other
assets have been delivered in proper
form to the
Acquiring Fund on the Closing Date;
and (b) all necessary taxes including
all applicable federal and state stock
transfer stamps, if any, shall have
been paid, or provision for payment
shall have been made, in conjunction
with the
delivery of portfolio securities by
the Acquired Fund.
       3.3	EFFECT OF SUSPENSION
IN TRADING.  In the event that on the
scheduled Closing Date,
either:  (a) the NYSE or another
primary exchange on which the portfolio
securities of the Acquiring Fund or the
Acquired Fund are purchased or sold,
shall be closed to trading or trading
on such exchange shall be restricted; or
(b) trading or the reporting of trading
 on the NYSE or elsewhere shall be
disrupted so that accurate appraisal
of the
value of the net assets of the Acquiring
Fund or the Acquired Fund is impracticable,
 the Closing Date shall be
postponed until the first business day after
the day when trading is fully resumed and
reporting is restored.
       3.4	TRANSFER AGENT'S CERTIFICATE.
 State Street Bank and Trust Company,
as transfer agent
for the Acquired Fund as of the
Closing Date, shall deliver at the
Closing a certificate of an
authorized officer stating
that its records contain the names
and addresses of Acquired Fund Shareholders, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately
 prior to the Closing.  The Acquiring
Fund shall issue and deliver, or cause
State Street Bank and Trust Company,
its transfer agent, to issue and deliver a confirmation evidencing Acquiring Fund
Shares to be credited on the Closing
Date to the Secretary of the Trust or
provide evidence satisfactory to the
Acquired Fund that the Acquiring Fund
Shares have been credited to the
Acquired Fund's account on the books of
the Acquiring Fund.  At the Closing,
each party shall deliver to the other
such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
       4.1	REPRESENTATIONS OF THE
ACQUIRED FUND.  The Trust, on behalf of
the Acquired Fund,
represents and warrants to the Trust,
on behalf of the Acquiring Fund, as follows:
a)	The Acquired Fund is a legally
designated, separate series of a business
 trust duly organized, validly
existing, and in good standing under
the laws of the Commonwealth of Massachusetts.
b)	The Trust is registered as an
 open-end management investment
company under the 1940 Act, and the
Trust's registration with the
Securities and Exchange Commission
(the "Commission") as an investment
company under the 1940 Act is
in full force and effect.
c)	The current prospectus
and statement of additional information
 of the Acquired Fund conform in all
material respects to the applicable
requirements of the Securities Act of
 1933 (the "1933 Act") and the
1940 Act, and the rules and regulations
thereunder, and do not include any untrue
 statement of a material
fact or omit to state any material fact
required to be stated or necessary to
make the statements therein, in
light of the circumstances under which
they were made, not misleading.
d)	The Acquired Fund is not, and
the execution, delivery, and performance
of this Agreement (subject to
shareholder approval) will not, result
in the violation of any provision of
the Trust's Declaration of Trust or
By-Laws or of any material agreement,
indenture, instrument, contract, lease,
or other undertaking to which
the Acquired Fund is a party or by which
it is bound.
e)	The Acquired Fund has no material
contracts or other commitments
 (other than this Agreement) that will
be terminated with liability to it before
the Closing Date, except for liabilities,
if any, to be discharged as
provided in paragraph 1.3 hereof.
f)	Except as otherwise disclosed
in writing to and accepted by
the Acquiring Fund, no litigation,
administrative proceeding, or
investigation of or before any court or
governmental body is presently
pending or to its knowledge threatened
against the Acquired Fund or any of its
properties or assets, which,
if adversely determined, would materially
and adversely affect its financial condition,
the conduct of its
business, or the ability of the Acquired
Fund to carry out the transactions
contemplated by this Agreement.
The Acquired Fund knows of no facts that
might form the basis for the institution
of such proceedings and
is not a party to or subject to the
provisions of any order, decree, or
judgment of any court or governmental
body that materially and adversely
affects its business or its ability
to consummate the transactions
contemplated herein.
g)	The audited financial statements
of the Acquired Fund as of November 30, 2008
and for the fiscal year then
ended have been prepared in accordance with
generally accepted accounting principles, and
 such
statements (copies of which have been
furnished to the Acquiring Fund) fairly
 reflect the financial
condition of the Acquired Fund as of
such date, and there are no known
contingent liabilities of the
Acquired Fund as of such date that are
not disclosed in such statements.
h)	Since the date of the financial
statements referred to in paragraph (h)
above, there have been no material
adverse changes in the Acquired Fund's
financial condition, assets, liabilities
or business (other than
changes occurring in the ordinary course
of business), or any incurrence by the
Acquired Fund of
indebtedness maturing more than one year
from the date such indebtedness was
incurred, except as
otherwise disclosed to and accepted by
the Acquiring Fund.  For the purposes
of this paragraph (i), a
decline in the net asset value of the
Acquired Fund shall not constitute a
material adverse change.
i)	As of the date hereof, except
as previously disclosed to the Acquired
Fund in writing, and except as have
been corrected as required by applicable
law, and to the best of the Acquired
Fund's knowledge, there have
been no material miscalculations of the
net asset value of the Acquired Fund or
the net asset value per share
during the twelve-month preceding the
date hereof and preceding the Closing
Date, and all such
calculations have been made in accordance
with the applicable provisions of the 1940 Act.
j)	The minute books and other similar
records of the Acquired Fund as made
available to the Acquiring Fund
prior to the execution of this Agreement
contain a true and complete record of all
action taken at all
meetings and by all written consents in
lieu of meetings of the shareholders of
the Acquired Fund, the
Acquired Fund's Board of Trustees and
committees of the Acquired Fund's Board
of Trustees. The stock
transfer ledger and other similar records
 of the Acquired Fund as made available to
the Acquiring Fund
prior to the execution of this Agreement,
and as existing on the Closing Date,
accurately reflect all record
transfers prior to the execution of this
Agreement, or the Closing Date, as applicable,
 in the Acquired Fund
Shares.
k)	The Acquired Fund has maintained,
or caused to be maintained on its behalf,
all books and records required
of a registered investment company in
compliance with the requirements of
Section 31 of the 1940 Act and
riles thereunder.
l)	All federal and other tax
returns and reports of the Acquired
Fund required by law to be filed, have been
filed, and all federal and other
taxes shown due on such returns and
reports have been paid, or provision
shall have been made for the payment
 thereof.  To the best of the
Acquired Fund's knowledge, no such
return is currently under audit, and
 no assessment has been asserted with
respect to such returns.
m)	All issued and outstanding
shares of the Acquired Fund are duly
and validly issued and outstanding, fully
paid and non-assessable by the Acquired
Fund.  All of the issued and outstanding
shares of the Acquired
Fund will, at the time of the Closing
Date, be held by the persons and in the
amounts set forth in the records
of the Acquired Fund's transfer agent as
provided in paragraph 3.4.  The Acquired
Fund has no outstanding
options, warrants, or other rights to
subscribe for or purchase any of the
Acquired Fund shares, and has no
outstanding securities convertible
into any of the Acquired Fund shares.
n)	At the Closing Date, the
Acquired Fund will have good and
marketable title to the Acquired Fund's
assets
to be transferred to the Acquiring
Fund pursuant to paragraph 1.2, and
 full right, power, and authority to
sell, assign, transfer, and deliver
such assets hereunder, free of any
lien or other encumbrance, except those
liens or encumbrances of which the
Acquiring Fund has received notice,
and, upon delivery and payment
for such assets, and the filing of
any articles, certificates or other
documents under the laws of the
Commonwealth of Massachusetts, the
Acquiring Fund will acquire good and
marketable title to such
assets, subject to no restrictions on
the full transfer of such assets, other
than such restrictions as might arise
under the 1933 Act, and other than as
disclosed to and accepted by the Acquiring Fund.
o)	The execution, delivery and
performance of this Agreement have been
duly authorized by all necessary
action on the part of the Acquired Fund.
Subject to approval by the Acquired Fund
Shareholders, this
Agreement constitutes a valid and binding
obligation of the Acquired Fund, enforceable
in accordance with
its terms, subject as to enforcement, to
bankruptcy, insolvency, reorganization,
moratorium, and other laws
relating to or affecting creditors' rights
and to general equity principles.
p)	The information to be furnished by
 the Acquired Fund for use in no-action
letters, applications for orders,
registration statements, proxy materials,
 and other documents that may be necessary
 in connection with the
transactions contemplated herein shall
be accurate and complete in all material
 respects and shall comply in
all material respects with federal
securities and other laws and regulations.
q)	From the effective date of the
Registration Statement (as defined in paragraph 5.7),
through the time of the
meeting of the Acquired Fund Shareholders
and on the Closing Date, any written
information furnished by
the Trust with respect to the Acquired
Fund for use in the Proxy Materials
(as defined in paragraph 5.7), or
any other materials provided in connection
with the Reorganization, does not and will
not contain any
untrue statement of a material fact or omit
to state a material fact required to be stated
or necessary to make
the statements, in light of the circumstances
 under which such statements were made, not
misleading.
r)	The Acquired Fund has qualified and
elected to be treated as a "regulated
investment company" under the
Code (a "RIC"), as of and since its first
taxable year; and qualifies and will
continue to qualify as a RIC
under the Code for its taxable year ending
upon its liquidation.
s)	No governmental consents, approvals,
authorizations or filings are required under
the 1933 Act, the
Securities Exchange Act of 1934 (the "1934 Act"),
 the 1940 Act or Massachusetts law for the
 execution of
this Agreement by the Trust,
 for itself and on
 behalf of the Acquired Fund,
except for the effectiveness of
the Registration Statement,
and the filing of any articles,
certificates or other documents that may be
required under Massachusetts
law, and except for such other
consents, approvals, authorizations and filings
as have been made or received,
and such consents, approvals,
authorizations and filings as may
be required
subsequent to the Closing Date,
it being understood, however, that
this Agreement and the transactions
contemplated herein must be approved
by the shareholders of the Acquired
Fund as described in
paragraph 5.2.
       4.2	REPRESENTATIONS OF
THE ACQUIRING FUND.  The Trust,
on behalf of the Acquiring
Fund, represents and warrants to
the Trust, on behalf of the Acquired Fund,
as follows:
a)	The Acquiring Fund is a
separate series of a business trust,
duly organized, validly existing and in good
standing under the laws of the
Commonwealth of Massachusetts.
b)	The Trust is registered as
an open-end management investment
company under the 1940 Act, and the
Trust's registration with the Commission
 as an investment company under the 1940
Act is in full force and
effect.
c)	The current prospectus and
 statement of additional information
of the Acquiring Fund conform in all
material respects to the applicable
requirements of the 1933 Act and the
1940 Act and the rules and
regulations thereunder, and do not
 include any untrue statement of a
material fact or omit to state any
material fact required to be stated
or necessary to make such statements
therein, in light of the
circumstances under which they were
 made, not misleading.
d)	The Acquiring Fund is not,
and the execution, delivery and
 performance of this Agreement will not, result
in a violation of the Trust's
 Declaration of Trust or By-Laws
or of any material agreement,
indenture,
instrument, contract, lease, or
other undertaking to which the
 Acquiring Fund is a party or by
 which it is
bound.
e)	Except as otherwise disclosed
in writing to and accepted by the
Acquired Fund, no litigation,
administrative
proceeding or investigation of or
 before any court or governmental
body is presently pending or to its
knowledge threatened against the
Acquiring Fund or any of its
properties or assets, which, if adversely
determined, would materially and
adversely affect its financial condition,
the conduct of its business or the
ability of the Acquiring Fund to carry
out the transactions contemplated by
this Agreement.  The Acquiring
Fund knows of no facts that might
form the basis for the institution
of such proceedings and it is not a
party
to or subject to the provisions of
any order, decree, or judgment of
any court or governmental body that
materially and adversely affects
its business or its ability to
consummate the transaction contemplated
herein.
f)	The financial statements of
 the Acquiring Fund as of October 31,
2008, and for the fiscal year then ended
have been prepared in accordance with
generally accepted accounting
principles, and such statements
(copies of which have been furnished
to the Acquired Fund) fairly reflect
the financial condition of the
Acquiring Fund as of such date, and
there are no known contingent
liabilities of the Acquiring Fund as of
such date that are not disclosed
 in such statements.
g)	Since the date of the
financial statements referred to
in paragraph (f) above, there have been no material
adverse changes in the Acquiring
Fund's financial condition, assets,
liabilities or business (other than
changes occurring in the ordinary
course of business), or any
incurrence by the Acquiring
Fund of
indebtedness maturing more than
one year from the date such indebtedness
was incurred, except as
otherwise disclosed to and accepted
 by the Acquired Fund.
h)	All federal and other tax
returns and reports of the Acquiring
 Fund required by law to be filed, have been
filed, and all federal and other
taxes shown due on such returns
and reports have been paid, or provision
shall have been made for the
payment thereof.  To the best of the
Acquiring Fund's knowledge, no such
return is currently under audit, and
no assessment has been asserted with
respect to such returns.
i)	All issued and outstanding
Acquiring Fund Shares are duly and
validly issued and outstanding,
fully paid
and non-assessable by the Acquiring
 Fund.  The Acquiring Fund has no
 outstanding options, warrants, or
other rights to subscribe for or
purchase any Acquiring Fund Shares,
and there are no outstanding securities
convertible into any Acquiring
Fund Shares.
j)	The execution, delivery
and performance of this Agreement
have been duly authorized by all
necessary
action on the part of the Acquiring
Fund, and this Agreement constitutes
 a valid and binding obligation of
the Acquiring Fund, enforceable in
accordance with its terms, subject
as to enforcement, to bankruptcy,
insolvency, reorganization, moratorium,
 and other laws relating to or
affecting creditors' rights and to
general equity principles.
k)	Acquiring Fund Shares
to be issued and delivered to the
Acquired Fund for the account of
 the Acquired
Fund Shareholders pursuant to the
terms of this Agreement will, at
the Closing Date, have been duly
authorized.  When so issued and
delivered, such shares will be
duly and validly issued Acquiring Fund
Shares, and will be fully paid
and non-assessable.
l)	The information to be
furnished by the Acquiring Fund
for use in no-action letters,
registration statements,
proxy materials, and other
documents that may be necessary
in connection with the transactions
contemplated herein shall be accurate
and complete in all material respects
and shall comply in all material
respects with federal securities and
other laws and regulations.
m)	From the effective date of
the Registration Statement
(as defined in paragraph 5.7),
through the time of the
meeting of the Acquired Fund
Shareholders and on the Closing
Date, any written information furnished by
the Trust with respect to the
Acquiring Fund for use in the
Proxy Materials (as defined in paragraph 5.7),
 or
any other materials provided in
connection with the Reorganization,
does not and will not contain any
untrue statement of a material
fact or omit to state a material
fact required to be stated or necessary
to make
the statements, in light of the
circumstances under which such
statements were made, not misleading.
n)	The Acquiring Fund has
qualified and elected to be
 treated as a RIC under the
Code as of and since its first
taxable year; and qualifies and
shall continue to qualify as a
 RIC under the Code for its current
taxable
year.
o)	No governmental consents,
approvals, authorizations or
 filings are required under
the 1933 Act, the 1934
Act, the 1940 Act or Massachusetts
law for the execution of this
Agreement by the Trust, for itself and on
behalf of the Acquiring Fund,
or the performance of the
Agreement by the Trust, for itself and on behalf of
the Acquiring Fund, except for
the effectiveness of the Registration
Statement, and the filing of any
articles, certificates or other
documents that may be required
under Massachusetts law, and such other
consents, approvals, authorizations
 and filings as have been made or
 received, and except for such
consents, approvals, authorizations
 and filings as may be required
subsequent to the Closing Date.
p)	The Acquiring Fund agrees
to use all reasonable efforts to
obtain the approvals and
authorizations required
by the 1933 Act, the 1940 Act,
 and any state Blue Sky or securities
laws as it may deem appropriate in
order to continue its operations
after the Closing Date.
ARTICLE V

COVENANTS OF THE ACQUIRING FUND
AND THE ACQUIRED FUND
       5.1	OPERATION IN
ORDINARY COURSE.  The Acquiring
 Fund and the Acquired Fund will
 each
operate its respective business
in the ordinary course between
the date of this Agreement and
the Closing Date, it
being understood that such
ordinary course of business
will include customary dividends
 and shareholder purchases
and redemptions.
       5.2	APPROVAL OF
SHAREHOLDERS.  The Trust will
call a special meeting of the
 Acquired Fund
Shareholders to consider and
act upon this Agreement and to
 take all other appropriate
action necessary to obtain
approval of the transactions
contemplated herein.
       5.3	INVESTMENT
REPRESENTATION.  The Acquired
 Fund covenants that the Acquiring Fund
Shares to be issued pursuant
 to this Agreement are not
 being acquired for the purpose
of making any distribution,
other than in connection with
the Reorganization and in
accordance with the terms
of this Agreement.
       5.4	ADDITIONAL
INFORMATION.  The Acquired
Fund will assist the Acquiring
Fund in obtaining
such information as the
Acquiring Fund reasonably
requests concerning the
beneficial ownership of the Acquired
Fund Shares.
       5.5	FURTHER ACTION.
 Subject to the provisions of this
 Agreement, the Acquiring Fund
and the
Acquired Fund will each take or
cause to be taken, all action,
and do or cause to be done, all
 things reasonably
necessary, proper or advisable
to consummate and make effective
the transactions contemplated
by this Agreement,
including any actions required
to be taken after the Closing Date.
       5.6	STATEMENT OF
EARNINGS AND PROFITS.
As promptly as practicable,
 but in any case
within sixty days after the
Closing Date, the Acquired
 Fund shall furnish the
Acquiring Fund, in such form as
is
reasonably satisfactory to
the Acquiring Fund, a statement
 of the earnings and profits of
 the Acquired Fund for
federal income tax purposes
that will be carried over by
the Acquiring Fund as a result
 of Section 381 of the Code,
and which will be certified
by the Trust's Treasurer.
       5.7	PREPARATION
OF REGISTRATION STATEMENT
AND SCHEDULE 14A PROXY
STATEMENT.  The Trust will
prepare and file with the
Commission a registration
statement on Form N-14 relating
to the Acquiring Fund Shares
 to be issued to shareholders
 of the Acquired Fund
(the "Registration Statement").  The
Registration Statement shall
include a proxy statement
for use in connection with the
meeting of the Acquired Fund
Shareholders to consider the
approval of this Agreement and
the transactions contemplated
herein ("Proxy
Materials"), and a prospectus
of the Acquiring Fund relating
to the transactions contemplated
 by this Agreement.
The Registration Statement
shall be in compliance with
the 1933 Act, the 1934 Act
and the 1940 Act, as applicable.
Each party will provide the
other party with the materials
and information necessary to
prepare the Registration
Statement and Proxy Materials,
for inclusion therein.
       5.8	DIVIDENDS.
On or before the Closing Date,
the Acquired Fund shall have
declared and paid a
dividend or dividends which,
 together with all previous
such dividends, shall have
the effect of distributing
to its
shareholders all of the
Acquired Fund's investment
company taxable income
(computed without regard to any
deduction for dividends paid),
if any, plus the excess, if any,
of its interest income excludible
from gross income
under Section 103(a) of the
 Code over its deductions
disallowed under Sections 265
and 171(a)(2) of the Code for
all taxable periods or years
ending on or before the Closing
Date, and all of its net capital
gains realized (after
reduction for any capital loss c
arry forward), if any, in all
taxable periods or years ending
 on or before the Closing
Date.
ARTICLE VI

CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE ACQUIRED
FUND
       The obligations of
the Acquired Fund to consummate
the transactions provided for
herein shall be subject,
at its election, to the
performance by the Acquiring
Fund of all the obligations to
 be performed by the Acquiring
Fund pursuant to this
Agreement on or before the
Closing Date, and, in addition,
subject to the following conditions:
       All representations,
covenants, and warranties of
the Acquiring Fund contained
in this Agreement shall be
true and correct in all material
respects as of the date hereof
and as of the Closing Date, with
the same force and
effect as if made on and as of
the Closing Date.  The Acquiring
Fund shall have delivered to the
Acquired Fund on
the Closing Date a certificate
executed in the Acquiring Fund's
 name by the Trust's President
or Vice President and
the Treasurer or Assistant
Treasurer, in form and substance
satisfactory to the Acquired Fund
and dated as of such
Closing Date, to such effect and
as to such other matters as the
Acquired Fund shall reasonably request.
ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF
THE ACQUIRING FUND
       The obligations of the Acquiring
 Fund to consummate the transactions
provided for herein shall be subject,
at its election, to the performance by
the Acquired Fund of all the obligations
 to be performed by the Acquired Fund
pursuant to this Agreement on or before
the Closing Date and, in addition, shall
 be subject to the following
conditions:
       All representations, covenants,
and warranties of the Acquired Fund
contained in this Agreement shall be
true and correct in all material
respects as of the date hereof and
as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquired Fund shall have delivered to the Acquiring Fund on such closing date a certificate executed in the Acquired Fund's name by the President or Vice
President and the
Treasurer or Assistant Treasurer
in form and substance and
satisfactory to the Acquiring
Fund and dated as of such
Closing Date, to such effect
and as to such other matters as
the Acquiring Fund shall reasonably
request.
       The Acquired Fund shall
have delivered to the Acquiring
Fund a statement of the Acquired
Fund's assets
and liabilities, together with a
list of the Acquired Fund's portfolio
securities showing the tax costs
 of such securities
by lot and the holding periods of
such securities, as of the Closing
 Date, certified by the Treasurer of the Trust.
ARTICLE VIII

FURTHER CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE
ACQUIRING FUND AND ACQUIRED FUND
       If any of the conditions set
forth below do not exist on or before
the Closing Date with respect to the
Acquired Fund or the Acquiring Fund,
the other party to this Agreement
shall, at its option, not be required to
consummate the transactions contemplated
 by this Agreement:
       8.1	This Agreement and
the transactions contemplated herein,
 with respect to the Acquired Fund, shall
have been approved by the requisite
vote of the holders of the outstanding
shares of the Acquired Fund in
accordance with applicable law and the
provisions of the Trust's Declaration
of Trust and By-Laws.  Certified
copies of the resolutions evidencing
such approval shall have been
delivered to the Acquiring Fund.
Notwithstanding anything herein
to the contrary, neither the
Acquiring Fund nor the Acquired
Fund may waive the
conditions set forth in this
paragraph 8.1.
       8.2	On the Closing
Date, the Commission shall not have
issued an unfavorable report under
Section 25(b) of the 1940 Act, or
 instituted any proceeding seeking
 to enjoin the consummation of
the transactions
contemplated by this Agreement
under Section 25(c) of the 1940
Act.  Furthermore, no action,
suit or other
proceeding shall be threatened
or pending before any court or
governmental agency in which it
is sought to restrain
or prohibit, or obtain damages
or other relief in connection
with this Agreement or the transactions
contemplated
herein.
       8.3	All required
consents of other parties and all
 other consents, orders, and permits
 of federal, state
and local regulatory authorities
(including those of the Commission
and of State securities authorities,
including any
necessary "no-action" positions
and exemptive orders from such
federal and state authorities) to permit
consummation of the transactions
 contemplated herein shall have
been obtained, except where failure
to obtain any
such consent, order, or permit
would not involve a risk of a
material adverse effect on the
assets or properties of the
Acquiring Fund or the Acquired
Fund, provided that either party
hereto may waive any such conditions
for itself.
       8.4	The Registration
Statement shall have become effective
under the 1933 Act, and no stop orders
suspending the effectiveness thereof
 shall have been issued.  To the best
knowledge of the parties to this Agreement,
no investigation or proceeding for
that purpose shall have been
instituted or be pending, threatened
or contemplated
under the 1933 Act.
       8.5	The parties shall
have received an opinion of Reed
Smith LLP substantially to the effect that
 for
federal income tax purposes:
a)	The transfer of all of the
Acquired Fund's assets to the Acquiring
Fund solely in exchange for Acquiring
Fund Shares (followed by the distribution
of Acquiring Fund Shares to the
Acquired Fund Shareholders in
dissolution and liquidation of the
Acquired Fund) will constitute a
"reorganization" within the meaning of
Section 368(a) of the Code, and the
 Acquiring Fund and the Acquired
Fund will each be a "party to a
reorganization" within the meaning
 of Section 368(b) of the Code.
b)	No gain or loss will be
recognized by the Acquiring Fund upon
the receipt of the assets of the
Acquired
Fund solely in exchange for Acquiring
Fund Shares.
c)	No gain or loss will be
recognized by the Acquired Fund
upon the transfer of the Acquired
 Fund's assets to
the Acquiring Fund solely in
exchange
for Acquiring Fund Shares or
upon the distribution (whether
actual
or constructive) of Acquiring
Fund Shares to Acquired Fund
Shareholders in exchange for
their Acquired
Fund Shares.
d)	No gain or loss will
 be recognized by any Acquired
 Fund Shareholder upon the
exchange of its Acquired
Fund Shares for Acquiring Fund
Shares.
e)	The aggregate tax basis
of the Acquiring Fund Shares
received by each Acquired Fund
Shareholder
pursuant to the Reorganization
will be the same as the aggregate
tax basis of the Acquired Fund
Shares
held by it immediately prior to
the Reorganization.  The holding
period of Acquiring Fund Shares received
by each Acquired Fund Shareholder
will include the period during which
the Acquired Fund Shares
exchanged therefor were held by
such shareholder, provided the
Acquired Fund Shares are held as capital
assets at the time of the
Reorganization.
f)	The tax basis of the
Acquired Fund's assets acquired
 by the Acquiring Fund will be
the same as the tax
basis of such assets to the
Acquired Fund immediately prior
to the Reorganization.  The
holding period of
the assets of the Acquired Fund
in the hands of the Acquiring
Fund will include the period
during which
those assets were held by the
Acquired Fund.
Such opinion shall be based on
customary assumptions and such
representations as Reed Smith LLP may
reasonably request, and the
Acquired Fund and Acquiring Fund
 will cooperate to make and certify
the
accuracy of such representations.
The foregoing opinion may state
that no opinion is expressed as
to the
effect of the Reorganization on
 the Acquiring Fund, the Acquired
Fund or any Acquired Fund Shareholder
with respect to any asset as to
which unrealized gain or loss
is required to be recognized for
federal income
tax purposes at the end of a
taxable year (or on the termination
or transfer thereof) under a
mark-to-market
system of accounting.
 Notwithstanding anything
herein to the contrary, neither
the Acquiring Fund nor the
Acquired Fund may waive
the conditions set forth in
this paragraph 8.5.
ARTICLE IX

EXPENSES
       Federated Equity Management
Company of Pennsylvania or its
affiliates will pay all
expenses associated
with Acquiring Fund's and Acquired
Fund's participation in the
Reorganization, provided,
however, that the
Acquiring Fund shall bear
expenses associated with the
qualification of Acquiring Fund
Shares for sale in the
various states.  Reorganization
expenses include, without
limitation:  (a) expenses
associated with the preparation
and filing of the Proxy
 Materials; (b) postage;
(c) printing; (d)
accounting fees; (e)
legal fees incurred by each Fund;
(f) solicitation costs of
the transaction; and (g)
other related administrative
or operational costs.
ARTICLE X

ENTIRE AGREEMENT; SURVIVAL
OF WARRANTIES
       10.1	The Trust,
on behalf of the Acquiring
 Fund, and the Trust, on
behalf of the Acquired Fund, agree
that neither party has made
to the other party any
representation, warranty
 and/or covenant not set forth herein,
and
that this Agreement constitutes
 the entire agreement between the
parties.
       10.2	Except as
specified in the next
sentence set forth in this
paragraph 10.2, the representations,
warranties, and covenants
contained in this Agreement
or in any document delivered
pursuant to or in connection
with this Agreement, shall
not survive the consummation
of the transactions contemplated
 hereunder.
 The
covenants to be performed
after the Closing Date, shall
continue in effect beyond the
consummation of the
transactions contemplated hereunder.
ARTICLE XI

TERMINATION
       This Agreement may be
terminated by the Trust at
its option at or before the
 Closing Date.  In the event of
any such termination, in
the absence of willful
default, there shall be
 no liability for damages
on the part of any of
the Acquiring Fund, the
Acquired Fund, the Trust,
 or their respective Trustees
 or officers.
ARTICLE XII

AMENDMENTS
       This Agreement may
be amended, modified,
or supplemented in such
manner as may be mutually agreed
upon in writing by the
officers of the Trust as
authorized by the Board of
Trustees; provided, however, that
following the meeting of
the Acquired Fund Shareholders
called by the Acquired
Fund pursuant to paragraph 5.2 of
this Agreement, no such
amendment may have the
effect of changing the
provisions for determining the
 number of
Acquiring Fund Shares to
be issued to the Acquired
Fund Shareholders under this
Agreement to the detriment of
such shareholders without
their further approval.
ARTICLE XIII

HEADINGS; COUNTERPARTS;
 GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY
       The Article and paragraph
headings contained in this
Agreement are for reference
purposes only and shall
not affect in any way the
meaning or interpretation of
this Agreement.
       This Agreement may be
executed in any number of
counterparts, each of which shall
be deemed an
original.
       This Agreement shall
be governed by and construed
in accordance with the laws of
the Commonwealth of
Pennsylvania.
       This Agreement shall
bind and inure to the benefit
of the parties hereto and their
respective successors and
assigns, but, except as provided
in this paragraph, no assignment
or transfer hereof or of any rights
 or obligations
hereunder shall be made by any
party without the written consent
 of the other party.  Nothing
herein expressed or
implied is intended or shall be
construed to confer upon or give
any person, firm, or corporation,
other than the
parties hereto and their
respective successors and assigns,
any rights or remedies under or by
 reason of this
Agreement.
       It is expressly agreed that
 the obligations of the Funds
hereunder shall not be binding upon
any of the
Trustees, shareholders, nominees,
officers, agents, or employees of
the Trust personally, but shall
bind only the
Trust property of the Funds, as
provided in the Declaration of
Trust of the Trust.  The execution
 and delivery of this
Agreement have been authorized
by the Trustees of the Trust on
behalf of the Funds and signed
by authorized
officers of the Trust, acting as
such.  Neither the authorization
by such Trustees nor the execution
 and delivery by
such officers shall be deemed to
have been made by any of them
individually or to impose any
liability on any of
them personally, but shall bind
only the Trust property of the
Funds as provided in the Trust's
Declaration of Trust.


IN WITNESS WHEREOF, the parties have
duly executed this Agreement, all as
of the date first written
above.
FEDERATED INCOME SECURITIES TRUST
on behalf of its portfolio,
Federated Stock and California Muni Fund

By: /s/ John W. McGonigle
Title: Executive Vice President
FEDERATED INCOME SECURITIES TRUST
on behalf of its portfolio,
Federated Muni and Stock Advantage Fund




By:  /s/ John W. McGonigle
Title:  Executive Vice President